Exhibit 32.1

SECTION 1350 CERTIFICATIONS
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Schmitt Industries, Inc. (the “Company”) on Form 10-Q for the quarterly period ended February 29, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Wayne A. Case and Michael S. McAfee, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	April 8, 2008	/s/ Wayne A. Case
Wayne A. Case, President/CEO/Director

Date:	April 8, 2008	/s/ Michael S. McAfee
Michael S. McAfee, Chief Financial Officer/Treasurer